Exhibit 99.1

Contact:	Mark A. Kopser
Executive Vice President and Chief Financial Officer
(972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES SECOND QUARTER 2008 RESULTS
Highlights:
•	Same-facility revenue growth of 11%
•	Revenues under management growth of 14%
Dallas, Texas (August 4, 2008) — United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the second quarter and six months ended June 30, 2008.
Background — Going Private Transaction
     On April 19, 2007, USPI consummated a merger pursuant to which USPI became a wholly owned subsidiary of an investor group led by Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS”) and members of USPI’s senior management. As a result of the merger, USPI’s assets and liabilities were adjusted to their fair value as of the closing date, resulting in higher amortization expense in periods following the merger. USPI also experienced a significant increase in aggregate outstanding indebtedness (increase of approximately $800 million) due to financing associated with the merger, resulting in higher interest expense in periods following the merger. Additionally, certain costs associated with the merger are reflected in the 2007 statement of operations ($21.8 million in the second quarter and $25.3 million for the six month period). Therefore, the financial statements for the periods before and after the merger are not comparable. Because the merger took place on April 19, 2007, USPI’s results are split between Predecessor Company (dates prior to April 19, 2007) and Successor Company (dates on or after April 19, 2007).
Second Quarter Financial Results
     For the quarter ended June 30, 2008, net revenues were $162.9 million, compared with $162.5 million in the prior year period. Operating income from continuing operations for the second quarter was $48.0 million, as compared with $25.2 million for the prior year period. Operating income included $21.8 million of merger-related expenses in the prior year period.
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United Surgical Partners Announces Second Quarter 2008 Results

August 4, 2008
     Company-wide same-facility net revenue for the second quarter increased 11% over the prior year period, which was a result of a 1% increase in volume and net revenue per case growth of 10%. This revenue growth, combined with revenue from the Company’s development activities, generated growth of 14% in revenues under management. As in the first quarter, same-facility revenue growth exceeded consolidated revenue growth due to the success of the Company’s facilities in joint ventures with health systems, which are generally not consolidated.
     Excluding merger expenses in the prior year period, operating income margin increased 60 basis points from 28.9% in the prior year period to 29.5% in the second quarter of 2008.
     U.S. same-facility margins were lower by 70 basis points, resulting from a 260 basis point decline in the Company’s 12 U.S. hospitals and a 40 basis point increase in ASC margins. The decline in U.S. hospital margins is due primarily to the relocation of one of the Company’s Dallas/Fort Worth hospitals to a new location and the subsequent redevelopment of a hospital at the former site.
     Cash flows from operating activities for the second quarter totaled $14.0 million, compared with $14.3 million for the prior year period. The decrease in cash flows from operating activities primarily resulted from increased interest payments and the timing of distributions of earnings received from the Company’s unconsolidated affiliates, the impact of which was partially offset by the Company’s incurring costs related to the merger in the prior year period. During the second quarter, the Company and its consolidated subsidiaries invested approximately $3.9 million in maintenance capital expenditures and an additional $4.4 million to develop new facilities and expand existing facilities.
Six Months Financial Results
     For the six months ended June 30, 2008, net revenues were $328.3 million, up 2% from $322.5 million in the prior year period. Operating income from continuing operations for the period was $98.9 million, as compared with $65.9 million for the prior year period. Operating income increased 8% after adjusting for merger-related expenses in the prior year period.
     Company-wide same-facility net revenue for the six months ended June 30, 2008, increased 10% over the prior year period. This increase was a result of net revenue per case growth of 9% and slight growth in case volume.
     Cash flows from operating activities for the six months ended June 30, 2008, totaled $33.6 million, compared with $48.5 million for the prior year period. The decrease in cash flows from operating activities primarily resulted from increased interest payments and the timing of distributions of earnings received from the Company’s unconsolidated affiliates, the impact of which was partially offset by the Company’s incurring costs related to the merger in the prior year period. During the first half of 2008, the Company and its consolidated subsidiaries invested approximately $6.9 million in maintenance capital expenditures and an additional $13.6 million to develop new facilities and expand existing facilities (approximately $8 million of which was used to purchase land adjacent to one of the Company’s United Kingdom hospitals).
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United Surgical Partners Announces Second Quarter 2008 Results

August 4, 2008
     On a year-to-date basis, the Company has added five facilities and divested three facilities. For the reminder of the year, the Company expects to add five to ten additional facilities.
     Commenting on the results, William H. Wilcox, United Surgical Partners International’s chief executive officer, said, “We continue to be pleased with our strong same-facility revenue growth in the U.S., in spite of low growth in volume. Additionally, we are encouraged by the overall performance of our U.K. business and the number of attractive development opportunities we are pursuing in our strategic markets.”
     The live broadcast of United Surgical Partners International’s second quarter conference call will begin at 10:00 a.m. Eastern Time on August 5, 2008. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.
     United Surgical Partners International, headquartered in Dallas, Texas, currently has ownership interests in or operates 156 surgical facilities. Of the Company’s 153 domestic facilities, 92 are jointly owned with not-for-profit healthcare systems. The Company also operates three facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors to healthcare providers; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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United Surgical Partners Announces Second Quarter 2008 Results

August 4, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except number of facilities)

	Successor	Successor(1)	Predecessor(1)	Combined(2)
		Period from	Period from
	Three months	April 19 thru	April 1 thru	Three months
	ended June 30,	June 30,	April 18,	ended June 30,
	2008	2007	2007	2007
Revenues	$162,902	$131,145	$31,404	$162,549

Equity in earnings of unconsolidated affiliates	10,094	7,244	1,402	8,646

Operating expenses:
Salaries, benefits and other employee costs	46,433	35,465	9,148	44,613
Medical services and supplies	28,757	22,554	5,635	28,189
Other operating expenses	28,550	20,574	5,265	25,839
General and administrative expenses	9,739	8,558	2,475	11,033
Transaction costs	—	—	21,826	21,826
Provision for doubtful accounts	1,961	2,881	623	3,504
Depreciation and amortization	9,512	8,750	2,291	11,041

Total operating expenses	124,952	98,782	47,263	146,045

Operating income (loss)	48,044	39,607	(14,457)	25,150
Interest expense, net	(20,821)	(18,465)	(1,409)	(19,874)
Loss on early retirement of debt	—	—	(2,435)	(2,435)
Other, net	(826)	128	744	872

Income (loss) before minority interests	26,397	21,270	(17,557)	3,713
Minority interests in income of consolidated subsidiaries	(13,935)	(14,251)	(3,094)	(17,345)

Income (loss) from continuing operations before income taxes	12,462	7,019	(20,651)	(13,632)
Income tax (expense) benefit	(5,043)	(2,676)	4,886	2,210

Income (loss) from continuing operations	7,419	4,343	(15,765)	(11,422)
Discontinued operations, net of tax	(956)	(195)	(44)	(239)

Net income (loss)	$6,463	$4,148	$(15,809)	$(11,661)

Supplemental Data:
Facilities operated at period end	157	155	—	155

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger closing, which occurred on April 19, 2007 (Successor period), has been added to the financial data for the period from January 1, 2007 through April 18, 2007 (Predecessor period), to arrive at the combined three months ended June 30, 2007. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted. While this is non-GAAP financial information, management believes it is helpful to understand trends in its business.
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United Surgical Partners Announces Second Quarter 2008 Results

August 4, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except number of facilities)

	Successor	Successor(1)	Predecessor(1)	Combined(2)
		Period from	Period from
	Six months	April 19 thru	January 1	Six months
	ended June 30,	June 30,	thru April 18,	ended June 30,
	2008	2007	2007	2007
Revenues	$328,302	$131,145	$191,355	$322,500

Equity in earnings of unconsolidated affiliates	21,142	7,244	9,906	17,150

Operating expenses:
Salaries, benefits and other employee costs	93,648	35,465	53,871	89,336
Medical services and supplies	57,845	22,554	34,308	56,862
Other operating expenses	56,203	20,574	31,744	52,318
General and administrative expenses	20,167	8,558	13,983	22,541
Transaction costs	—	—	25,294	25,294
Provision for doubtful accounts	3,810	2,881	3,297	6,178
Depreciation and amortization	18,846	8,750	12,426	21,176

Total operating expenses	250,519	98,782	174,923	273,705

Operating income	98,925	39,607	26,338	65,945
Interest expense, net	(42,128)	(18,465)	(8,588)	(27,053)
Loss on early retirement of debt	—	—	(2,435)	(2,435)
Other, net	245	128	798	926

Income before minority interests	57,042	21,270	16,113	37,383
Minority interests in income of consolidated subsidiaries	(29,349)	(14,251)	(18,866)	(33,117)

Income (loss) from continuing operations before income taxes	27,693	7,019	(2,753)	4,266
Income tax expense	(12,614)	(2,676)	(4,145)	(6,821)

Income (loss) from continuing operations	15,079	4,343	(6,898)	(2,555)
Discontinued operations, net of tax	(895)	(195)	(251)	(446)

Net income (loss)	$14,184	$4,148	$(7,149)	$(3,001)

Supplemental Data:
Facilities operated at period end	157	155	—	155

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger closing, which occurred on April 19, 2007 (Successor period), has been added to the financial data for the period from January 1, 2007 through April 18, 2007 (Predecessor period), to arrive at the combined six months ended June 30, 2007. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted. While this is non-GAAP financial information, management believes it is helpful to understand trends in its business.
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United Surgical Partners Announces Second Quarter 2008 Results

August 4, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$89,403	$76,758
Accounts receivable, net of allowance for doubtful accounts of $11,677 and $12,721, respectively	60,040	59,557
Other receivables	10,793	8,974
Inventories	9,277	9,495
Other	20,518	20,056

Total current assets	190,031	174,840

Property and equipment, net	228,132	229,039
Investments in affiliates	279,553	267,357
Intangible assets, net	1,597,920	1,590,820
Other	16,599	15,337

Total assets	$2,312,235	$2,277,393

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$22,987	$22,982
Accrued expenses and other	136,492	139,116
Current portion of long-term debt	27,583	25,311

Total current liabilities	187,062	187,409

Long-term debt	1,081,059	1,072,751
Other liabilities	136,541	127,364

Total liabilities	1,404,662	1,387,524

Minority interests	83,411	83,063
Common stockholders’ equity	824,162	806,806

Total liabilities and stockholders’ equity	$2,312,235	$2,277,393

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United Surgical Partners Announces Second Quarter 2008 Results

August 4, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended June 30,
	2008	2007	% Change
	Successor	Predecessor
Same-facility statistics: (1)
United States (2)
Unconsolidated facilities cases	102,961	99,295	3.7%
Consolidated facilities cases	64,010	66,160	(3.2%)

Total facility cases	166,971	165,455	0.9%

Unconsolidated net revenue/case	$2,256	$1,984	13.7%
Consolidated net revenue/case	$1,677	$1,665	0.7%
Total net revenue/case	$2,034	$1,856	9.6%

Unconsolidated net revenue (in 000s)	$232,247	$196,991	17.9%
Consolidated net revenue	107,345	110,148	(2.5%)

Total net revenue	$339,592	$307,139	10.6%

Facility operating income margin	25.8%	26.5%	(70	)bps

United Kingdom
Adjusted admissions	6,187	5,311	16.5%
Net revenue/adjusted admission	$5,299	$5,481	(3.3%)
Net revenue/adjusted admission (at constant currency translation rates) (3)	$5,299	$5,439	(2.6%)
Net revenue (in 000s)	$32,788	$29,110	12.6%
Facility operating income margin (4)	25.5%	24.6%	90	bps

Other:
Total revenues under management (in 000s)	$402,688	$353,847	13.8%
Total consolidated facilities	58	64

(1)	Excludes facilities in their first year of operations. Except where noted, includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated using second quarter 2008 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(4)	Calculated as operating income divided by net revenue.
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